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                                                                     Exhibit 11

                      EXHIBIT (11)* TO REPORT ON FORM 10-K
                      FOR FISCAL YEAR ENDED MARCH 31, 1994

                               TELXON CORPORATION

                    COMPUTATION OF COMMON SHARES OUTSTANDING
                             AND EARNINGS PER SHARE

                (Dollars in Thousands Except Per Share Amounts)


                                                    1994              1993                1992
                                                  --------          --------            --------
Net income (loss) applicable to common
  shares                                          $(2,799)          $(12,064)            $16,989
                                                  =======           ========             =======
Weighted average common shares outstand-
  ing for the year                                 15,210             13,991              14,067

Increase in weighted average from:
      Dilutive effect of stock options                 --                 --                  62
                                                   ------            -------             -------
Weighted average common shares, assuming
  issuance of the above securities                 15,210             13,991              14,129
                                                   ======            =======             =======
Earnings (loss) per common share:
      On the weighted average common
         shares outstanding for the year           $ (.18)            $ (.86)             $ 1.21

      Assuming issuance of shares for
         dilutive stock options**                  $ (.18)            $ (.86)             $ 1.20



 *   Numbered in accordance with Item 601 of Regulation S-K.

**   This calculation is submitted in accordance with Regulation S-K Item
601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 7-1/2% Convertible Debentures were omitted from the fully diluted calculation due to their anti-dilutive effect.